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                                   EXHIBIT 22

                                  SUBSIDIARIES

     Set forth below is a list of all active subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.

                                                            Jurisdiction of
        Name                                                Incorporation
        ----                                                ----------------

Nature's Sunshine Products of Canada, Ltd.                      Canada

Nature's Sunshine Products de Mexico, S.A. de C.V.              Mexico

Nature's Sunshine Products de Colombia, S.A.                    Colombia

NSSP Malaysia Sdn. Bhd.                                         Malaysia

Nature's Sunshine Produtos Naturais Ltda.                       Brazil

Nature's Sunshine K.K.                                          Japan

Nature's Sunshine Products de Venezuela                         Venezuela

Nature's Sunshine Products de Centroamerica                     Costa Rica
_____________________________

Each subsidiary listed above is doing business under its corporate name.